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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT


         Employment Agreement ("Agreement") dated as of June 1, 1998 between Muse Technologies, Inc., a Delaware corporation (the "Company"), and Creve Maples (the "Executive").

                                    ARTICLE I

                                   EMPLOYMENT


         The Company hereby employs the Executive, and the Executive accepts employment with the Company, upon the following terms and conditions:

         1.1 (a) Employment. The Company hereby employs the Executive, and the Executive agrees to serve, as the Chief Technical Officer of the Company and its subsidiaries (the "Subsidiaries") during the term of this Agreement. Subject to the Board of Directors of the Company and the Board of Directors of each Subsidiary, the Executive shall actively manage, and have responsibility for and supervision over, the technical business activities and affairs of the Company and the Subsidiaries, and he shall manage, supervise and direct its and their officers, employees and agents with respect to the technical affairs and activities of the Company and the Subsidiaries. The Executive agrees to devote his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the term of this Agreement.

                  (b) Board of Directors. The Company agrees that during the term of this Agreement it will use its best efforts to cause the Executive to be nominated and elected to the


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Company's Board of Directors, and will vote its stock to elect the Executive to the Board of Directors of each Subsidiary.

         1.2 Term. The Employment of the Executive by the Company under the terms and conditions of this Agreement will commence as of June 1, 1998 and continue until May 31, 2001(the "Term") unless terminated sooner in accordance with the provisions of Article IV.

                                   ARTICLE II

                                  COMPENSATION


         2.1 (a) Annual Salary. During the Term the Company shall pay to the Executive an annual salary of $175,000 (the "Base Salary") payable in equal installments every two weeks. The Board of Directors shall review the performance of the Executive annually and thereafter, at the sole discretion of the Board of Directors, determine whether the Executive is entitled to an increase in the Base Salary.

             (b) Performance Bonus. In addition to any other compensation to be received pursuant to this Agreement, the Executive shall be entitled to receive an annual performance bonus (the "Performance Bonus") of up to forty-three and three-quarters percent (43.75%) (the "Bonus Rate") of the Base Salary based upon the Company achieving revenue and profit targets or other similar objectives established by the Board of Directors or any compensation committee thereof for each fiscal year which ends during the Term (or a partial fiscal year in the case of death, a Permanent Disability determination or expiration of the Term). The Board of Directors or compensation committee thereof shall review the performance of the Executive annually and,

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thereafter, determine whether the Executive is entitled to an increase in the
Bonus Rate. The Performance Bonus shall be paid in cash periodically as the Board of Directors directs, but no less frequently than annually, promptly after the close of each fiscal year and of the preparation of fiscal year financial statements, but in no event later than 90 days from such fiscal year end. Notwithstanding the foregoing, the Performance Bonus for the Executive for fiscal year 1998 shall be determined by the Board of Directors independent of any established revenue and profit targets or other similar objectives established by the Board of Directors or any compensation committee thereof for 1998.

         2.2 Stock Options. The Executive will be eligible to receive grants of stock options under the Company's Stock Option Plan as the Board of Directors shall determine. As of the date of this Agreement, subject to the terms of the Stock Option Plan, the Executive shall be entitled to receive stock options under the Company's Stock Option Plan exercisable for 30,000, 37,500 and 50,000 shares of common stock of the Company and vesting on June 1, 1999, June 1, 2000 and June 1, 2001, respectively, at an exercise price per share of $7.50, in the event the Executive's employment with the Company has not been terminated prior to each such vesting date, as the case may be.

         2.3 Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from Albuquerque, NM on business at the request of, or in the service of, the Company or any

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Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures and approved operating budget established by the Company.

         2.4 Benefits. The Executive shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its executive employees generally, subject to meeting applicable eligibility requirements. Additionally, the Company shall reimburse the Executive for the annual cost of a life insurance policy on the life of the Executive which provides for payment of an aggregate of at least one million dollars to the Executive's designated beneficiaries.

         2.5 Vacations and Holidays. During the Term, the Executive shall be entitled to an annual vacation leave of a minimum of four weeks at full pay. The Executive shall also be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to the Executive's religious practice.

                                   ARTICLE III

                        CONFIDENTIALITY AND NONDISCLOSURE


         3.1 Confidentiality. The Executive will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company or any Subsidiary (the "Confidential Information") except as required by law. "Confidential Information" shall include, but shall not be limited to, the terms of any agreement for the

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development or commercialization of any hardware or software or technology related thereto, the terms of any license, marketing, sales or distribution agreement relating to any of the foregoing, and all information denominated as "Confidential" and made available only on a restricted basis; provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of the Executive or which the Executive obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of the Executive, has the right to disclose such information.

         3.2 Return of Company Material. The Executive shall promptly deliver to the Company on termination of the Executive's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company or Subsidiary memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information belonging to the Company, including all copies of such materials which the Executive may then possess or have under the Executive's control irrespective of the format of such materials.

         3.3 Non-Competition. During the Term and for up to a three-year period thereafter (the "Non-Compete Period") the Executive will not, directly or indirectly, without the consent of the Board of Directors of the Company: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business of the Company or any Subsidiary; the foregoing provision being also intended to prohibit the Executive from acquiring or holding in excess of 5% of any

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issue of stock or securities of any Company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; (ii) utilize any employees of the Company to perform any service which conflicts with their full-time employment with the Company or otherwise take actions which result in the termination of any employee's relationship with the Company; provided, however, that notwithstanding any other provision contained in this Agreement, in the event of termination of the Executive for any reason, the restrictions contained in this Section 3.3 shall be effective only for so long as the Company, at its sole discretion, continues to pay the Executive his then monthly Base Salary in advance during the Non-Compete Period.

         3.4 Right to Injunctive and Equitable Relief As a result of the Executive's position as an executive officer, director and principal shareholder of the Company, the Executive's obligations not to disclose or use Confidential Information and to refrain from the activities described in this Article III are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Executive breaches such obligations. Therefore, the Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

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                                   ARTICLE IV

                                   TERMINATION


         4.1 Termination by the Company. The Board of Directors may terminate the Executive's employment hereunder as follows:

             (a) Upon the death of the Executive, whereupon this Agreement shall immediately terminate;

             (b) Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Executive becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any 24 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or

             (c) For cause. "Cause" shall mean only the following:

                 (i) the willful and, after written notice and a reasonable opportunity to cure, continued failure by the Executive to follow the reasonable directions of the Board not

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inconsistent with this Agreement (other than such failure resulting from the
Executive's incapacity due to physical or mental illness);

                 (ii) willful and, after written notice and a reasonable opportunity to cure, continued misconduct by the Executive that materially adversely affects the Company;

                 (iii) conviction of a felony or guilty plea or plea of nolo contendre to a crime or offense relating to the performance of the Executive's duties to the Company;

                 (iv) willful theft from the Company;

                 (v) a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits the Executive from holding an executive position with the Company or any Subsidiary;

                 (vi) the Executive's habitual drunkenness or habitual use of illegal substances, after notice to cease and the opportunity provided by the Company to enter into and successfully complete a reputable rehabilitation program at the expense of the Company; or

                 (vii) the Executive fails to substantially perform any material term or provision of this Agreement.

         For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless the

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Executive shall have been given written notice of the breaches of this Section
4.1(c), (i) and (ii) for a period of 30 days within which to cure any such breach provided that such curative period shall be permitted only once in any 12 month period, or if not curable, the Executive shall be given, within 30 days after the giving of such notice of breach of this Section 4.1(c), (i) and (ii), by the Company, an opportunity to make a presentation to the Board at a meeting of the Board. Following such meeting, the Board shall determine whether to terminate the Executive's services for "Cause" pursuant to this Section 4.1(c),
(i) and (ii) and shall notify the Executive of its decision.

         4.2 Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent or written waiver of the Executive, (i) the Executive is assigned duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities associated with his titles or position, as set forth in this Agreement (or which he may receive during the Term), (ii) the Company fails to provide the Executive the Performance Bonus as required under this Agreement, (iii) the Executive is asked by the Company to take actions inconsistent with this Agreement or the Executive's obligations to the public stockholders or regulatory agencies, (iv) the Company fails to substantially perform any material term or provision of this Agreement, (v) the Executive's office location is relocated to one that is more than one hundred (100) miles from the location at which the Executive was based immediately prior to the relocation, (vi) the Company fails to obtain the full assumption of this Agreement by a successor entity (whether as a result of merger, reorganization or otherwise) or (vii) the Executive is not elected to the Board

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or is not reelected thereto or is forced to resign therefrom for any reason not constituting Cause. Termination by the Executive pursuant to this Section 4.2 shall be effective on the date that is the 30 days after the Executive first provides written notice to the Board of the events specified in this Section 4.2 (i-vi) unless earlier cured by the Company.

         4.3 Severance Payments.

             (a) Termination for Cause. In the event of termination pursuant to
Section 4.1(c), the Executive shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued but unpaid salary at the rate provided in Section 2.1(a) (as increased from time to time by the Board), plus any amounts earned but unpaid for any prior completed fiscal or calendar year including any Performance Bonus for such prior calendar year and any discretionary bonuses for any prior calendar or fiscal year, and any reimbursable expenses incurred prior to the date of termination (collectively, the "Accrued Obligations").

             (b) Termination as a Result of Death. In the event of termination pursuant to Section 4.1(a), the Executive's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of the Executive's estate or beneficiaries, (ii) any Accrued Obligations, and (iii) an amount equal to his earned and unpaid Performance Bonus through the date of termination. Such amounts shall be paid promptly in a lump sum in cash. In addition, all options that are unvested at the date of termination shall vest, and the restriction on any options or stock held by the Executive shall terminate.

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             (c) Termination Without Cause or For Good Reason. In the event of termination by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive (i) Accrued Obligations through the date of termination, plus (ii) an amount equal to his Base Salary for two years plus any Performance Bonus amounts earned and unpaid through the date of termination (each of the amounts in subclauses (i) and (ii) payable in a lump sum in cash within 30 days after the date of termination), (iii) continuation, at the Company's expense, if allowable by law, of any group health (which may be provided by payment of COBRA continuation coverage premiums), life insurance and long-term disability coverages at the levels in effect on the Executive's date of termination for a period of twenty-four months following such date of termination (or the Executive shall receive from the Company the economic equivalent of such coverages in cash), and (iv) all options held by the Executive shall automatically vest, and the restriction on any options or stock held by the Executive shall terminate.

             (d) Voluntary Termination. If the Executive shall voluntarily resign for other than Good Reason, he shall be entitled only to Accrued Obligations through the effective date of such resignation or voluntary termination, and that any such amounts shall be promptly paid in a lump sum in cash.

             (e) Termination due to Permanent Disability. If the Executive's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall be paid a single lump sum in cash within thirty (30) days of the date of his termination, an amount equal to (i) all

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Accrued Obligations, (ii) all unpaid salary, whether or not accrued, remaining through the Term, plus (iii) an amount equal to any Performance Bonus amounts earned and unpaid through the date of termination. In addition the unvested portion of any options held by the Executive on such date shall vest, and any restriction on any options or stock held by the Executive shall terminate.

             (f) General Release. Prior to the Executive's receipt of any severance payment under this Section 4.3, the Executive shall issue a general release to the Company in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of action he has, may have had, or hereafter may have against the Company. The Company shall simultaneously provide a release to the Executive in the form mutatis mutandis given to the Company by the Executive.

             (g) Other Payments Upon Termination. If notice of termination of the Executive is given by the Executive or the Company, the Executive shall continue to receive his Base Salary (as increased from time to time by the Board), bonus payments and benefits as provided in Article II until the date of termination, and shall also be entitled to reimbursement for reimbursable expenses as set forth in Section 2.2.

             (h) Company's Option to Terminate Executive after Notice of Termination. The Company, or, if notice is given by the Company, the Executive, may, at any time during the period after notice of termination by the Executive or the Company and before the date of termination specified in the notice given in accordance with Section 4.1 or Section 4.2, as the case may be (the "Notice Period"), elect to terminate this Agreement and the Executive's

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employment hereunder immediately. In such event the Company shall pay the
Executive an amount equal to all Accrued Obligations he would have received or been entitled to for the duration of the Notice Period at the rate provided in
Article II. Such amounts shall be paid within thirty (30) days after the election pursuant to this Section 4.3(h). Nothing contained in this Section 4.3(h) shall be deemed to reduce in any way any amounts due the Executive pursuant to any other term or provision of this Article IV.

                                    ARTICLE V

                ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY


         5.1 Merger etc.; Change of Control

             (a) In the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets, reorganization or otherwise, then the Company may elect:

                 (i) to assign this Agreement and all of its rights and obligations hereunder to the acquiring, surviving or reorganized entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach of this Agreement by the acquiring, surviving or reorganized entity; or

                 (ii) in addition to its other rights of termination, to terminate this Agreement upon at least 90 days' written notice and by paying the Executive an amount equal to

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(a) all Accrued Obligations through the date of termination, plus (b) an amount equal to his Base Salary for two years plus any Performance Bonus amounts earned but unpaid through the date of termination, all such amounts pursuant to subclauses (a) and (b) shall be payable in a single lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all options which the Executive then holds which are not vested shall immediately vest, (B) the restrictions on any stock held by the Executive shall terminate, (C) the Executive, at the Company's expense, if allowable by law, shall continue to be a participant in any group health (which may be provided by payment of the COBRA continuation coverage premiums), life insurance and long-term disability plans or programs maintained by the Company (or shall receive from the Company the economic equivalent of such coverages in cash) at the level in effect on the Executive's date of termination for a period of twelve months following his date of termination.

             (b) In the event of a change of control (a "Change of Control") which is not agreed to in writing by the Executive (other than a Change of Control pursuant to contractual obligations existing on the date hereof to which the Company or the Executive are bound), the Executive may terminate this Agreement, in which event the Company shall pay the Executive, upon the Executive's execution of a general release of claims in lieu of any other payments or benefits, an amount equal to (i) all Accrued Obligations through the date of termination, plus (ii) an amount equal to his Base Salary for two years plus any Performance Bonus amounts earned and unpaid through the date of termination, all such amount pursuant to subclauses (i) and (ii) shall be paid in a single lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all options which the Executive then holds which are not

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vested shall immediately vest, (B) the restrictions on any stock held by the
Executive shall terminate and, (C) the Executive, at the Company's expense, if allowable by law, shall continue to be a participant in any group health (which may be provided by payment of COBRA continuation coverage premiums), life insurance and long-term disability plans or programs maintained by the Company (or shall receive from the Company the economic equivalent of such coverages in cash) at the level in effect on the Executive's date of termination for a period of twelve months following his date of termination.

             (c) For purposes of this Agreement, "Change of Control" means any of the following:

                 (i) the acquisition by any "person" (as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934) of 30% or more of the voting power of securities of the Company (or securities convertible or exchangeable into voting securities of the Company or beneficially owned by such person); excluding, however, the following: (x) any acquisition of the Company's securities by the Company or a Subsidiary of the Company, or (y) any acquisition of the Company's securities by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or

                 (ii) any merger, sale of substantially all of the assets, or reorganization, of the Company, under circumstances where the holders of 50% or more of the equity securities of the surviving, acquiring or reorganized entity of such transaction were not holders of 50% or more of the Common Stock of the Company immediately prior to the consummation of such transaction.

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                 (iii) any change in the composition of the Board of Directors of the Company not approved by a majority of the Board prior to such change; or

                 (iv) the addition of more than two additional directors to the Board of Directors or a change in 1/3 of the current members of the Board of Directors, in either case, without the consent of the Executive.

                                   ARTICLE VI

                               GENERAL PROVISIONS


         6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

             If to the Company:

             Muse Technologies, Inc.
             1601 Randolph, SE,
             Albuquerque, NM  87106
             Attn: Chairman, Compensation Committee of the Board of Directors

             If to Executive:

             Creve Maples

             -----------------------

             -----------------------

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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         6.2 No waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.3 No Mitigation; No Offset. In the event of the Executive's termination of employment, he shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive hereunder on account of any remuneration the Executive may obtain from any subsequent employment.

         6.4 Legal Fees. The Company shall promptly pay or reimburse the Executive for his reasonable costs of enforcing this Agreement, including, specifically, the fees and expenses of his counsel.

         6.5 Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than injunctive relief pursuant to Section 3.4, shall be resolved by arbitration at the American Arbitration Association at its New Mexico offices before a panel of three arbitrators under the then existing rules and regulations of the American Arbitration Association. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The determination of the arbitrators shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law, neither the

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Company nor the Executive shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. In the event the Executive prevails in such proceedings, as determined by the arbitrators, the Company shall reimburse the Executive for all expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Executive in connection with such proceeding or any other proceeding in which the Executive prevails in contesting or defending any claim or controversy arising out of or relating to this Agreement. All such amounts shall be paid promptly, but in any event within ten (10) days after the Executive provides the Company with a statement of such amounts to be recovered. In the event the Executive does not prevail in such proceedings, as determined by the arbitrators, each party hereto shall be responsible for their own expenses (including, without limitation, legal fees and expenses) incurred in connection with such proceedings.

         6.6 D&O Insurance. The Company agrees to use its best efforts to obtain and maintain a directors and officers liability insurance policy covering the Executive in an amount that is no less than the policy currently in effect for senior executives or, if no such policy exists, a sufficient amount to provide such indemnification, and to maintain such policy during the Term (and for so long thereafter as is practicable in the circumstances, taking into account the availability of such insurance).

         6.7 Indemnification. In addition to the indemnification provided under the Company's Articles of Incorporation and By-laws, the Company hereby agrees to hold the

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Executive harmless and indemnify the Executive from and against, and to reimburse the Executive for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right of the Company to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which the Executive served in any capacity at the request of the Company, to which the Executive is, was or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that the Executive is or was at any time a director, officer, employee or agent of the Company; provided, however, that (i) indemnification shall be paid pursuant to this paragraph if and only if the Executive acted in good faith and in a manner reasonably believed by the Executive to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this paragraph if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the New Mexico without regard to its Conflicts of Laws provisions.

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         6.9 Severability or Partial Invalidity. The invalidity or
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.11 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understanding, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect of such terms as are included in this agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

         6.12 Assignment. Subject to the provisions of Article V hereof, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.12, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business

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combination or by acquisition of all or substantially all of the assets of the
Company; provided that such person assumes the Company's obligations under this Agreement in accordance with Section 5.1

         6.13 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, if there be no such designee, to the Executive's estate.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            MUSE TECHNOLOGIES, INC.
                                            A Delaware corporation


                                            By: /s/ Curtiz J. Gangi
                                                --------------------------------
                                                Name:  Curtiz J. Gangi
                                                Title: President



                                            EXECUTIVE

                                                /s/ Creve Maples
                                                --------------------------------
                                                Creve Maples


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